AN OFFERING CIRCULAR PURSUANT TO THE REQUIREMENTS OF REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING INVESTORS A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Offering Circular Date: December 4, 2023

OFFERING CIRCULAR

MOUNTAIN TOP PROPERTIES, INC.

a Nevada corporation

Up to $10,000,000 Common Stock

Price Per Share: $0.10

Minimum Investment: 50,000 Shares ($5,000)

Maximum Offering: $10,000,000 (100,000,000 Shares)

MOUNTAIN TOP PROPERTIES, INC. a Nevada corporation (“Mountain Top”) is offering (the “Offering”) by means of this offering circular (the “Offering Circular”), up to $10,000,000 (100,000,000 shares) of Common Stock ( the “Common Stock” or the “Shares”) on a “best efforts” basis (the “Offering”). The Common Stock is being offered at the price of $0.10 per Share. There is a minimum purchase of 50,000 Shares per investor ($5,000). The Common Stock will be transferable following the termination of any transfer hold periods under applicable law. See “Securities Being Offered” for a discussion of certain items required by Item 14 of Part II of Form 1-A. The Common Stock are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors. The maximum aggregate number of Common Stock offered is 100,000,000 Shares (the “Maximum Offering”). All proceeds from the sale of Common Stock will become immediately available to the Company.

The Common Stock are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Common Stock will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first to occur of: (i) all the Common Stock offered are sold; (ii) December 1, 2024; or (iii) early termination by the Company’s board of directors (the “Board of Directors”), in its sole discretion. Amount raised will be promptly refunded, without interest or deduction, for any subscription rejected by the Company.

The Company is conducting an offering of Common Stock and Warrants pursuant to Regulation D, Rule 506 (c) of the Securities Act of 1933 (the “Reg D Offering”), concurrent with this Regulation A offering which is available for “accredited investors” only. No offer or sale under Regulation D is made pursuant to this Offering Circular.

Our Common Stock is not listed on any national securities exchange, and we do not anticipate that the Common Stock will ever be listed or traded on a national securities exchange.

Mountain Top Properties, Inc.

7325 Oswego Road

Liverpool, New York 13090

(315) 451-7515

www.mountaintopproperties.com

This Offering is being made pursuant to Tier 2 of Regulation A following the Offering Circular disclosure format.

Title of each class of securities to be registered	Maximum number to be offered(1)	Proposed offering price per share(2)	Proposed maximum aggregate offering price	Commissions and discounts(3)	Estimated Proceeds to Company(4)
Common Stock	100,000,000	$0.10	$10,000,000	$1,000,000	$9,000,000

1.	The number of shares to be offered and sold will be reduced to the extent that the Company sells shares of Common Stock in the Reg D Offering. As a result, the maximum offering for both the Reg D Offering and this Regulation A Offering is $10,000,000 in the aggregate.

2.	The consideration to be paid for each share of Common Stock shall be $0.10 per Share. The Company may also require purchasers who pay for the Shares by credit card to pay the processing fee in the amount of 3.75% of the purchase price.

3.	We estimate commissions paid to brokers to be up to 10%.

4.	We estimate that the maximum offering expenses for this Offering will be approximately $1,000,000, including the sales commission payable to brokers, assuming all 100,000,000 Shares are sold in the Offering. See “Plan of Distribution” and “Use of Proceeds”. There is no minimum amount of the Offering and all proceeds of the Offering will become immediately available to the Company upon receipt

For general information on investing, we encourage you to refer to www.investor.gov.

This Offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on page 4.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED “BLUE SKY” LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

About This Form 1-A/A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and are seeking offers to buy, the Common Stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A/A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. We will provide the opportunity to ask questions of and receive answers from the Company’s management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Common Stock. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular, or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

Offering Circular Date: November 27, 2023

TABLE OF CONTENTS

Page

USE OF MARKET AND INDUSTRY DATA	1

SUMMARY INFORMATION	2

RISK FACTORS	5

DILUTION	14

PLAN OF DISTRIBUTION	15

USE OF PROCEEDS	17

DESCRIPTION OF BUSINESS	18

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	25

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES/CONSULTANTS	28

COMPENSATION OF DIRECTORS AND OFFICERS	28

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	31

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	33

SECURITIES BEING OFFERED	33

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	35

ACTIONS ARISING UNDER THE SECURITIES ACT OR EXCHANGE ACT	35

INTERESTS OF NAMED EXPERTS AND COUNSEL	35

DISQUALIFYING EVENTS DISCLOSURE	35

ERISA CONSIDERATIONS	35

INVESTOR ELIGIBILITY STANDARDS	37

WHERE YOU CAN FIND MORE INFORMATION	37

FINANCIAL STATEMENTS	F-1

PART III - EXHIBITS	III-1

SIGNATURES	III-2

 i

USE OF MARKET AND INDUSTRY DATA

This Offering Circular includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industry in which we operate (including our management’s estimates and assumptions relating to such industry based on that knowledge). Management has developed its knowledge of such industry through its experience and participation in this industry. While our management believes the third-party sources referred to in this Offering Circular are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Offering Circular or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this Offering Circular to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this Offering Circular.

Solely for convenience, we sometimes refer to our trademarks in this Offering Circular without the ® or the ™ or symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our own trademarks. Other service marks, trademarks and trade names referred to in this Offering Circular, if any, are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks.

1

SUMMARY INFORMATION

This summary highlights some of the information in this Offering Circular. It is not complete and may not contain all of the information that you may want to consider. To understand this Offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company,” refer to Mountain Top Properties, Inc.

Overview

Mountain Top Properties, Inc. was organized in the State of Nevada on November 06, 1990, as A & C Medical Supply, Inc.  The Company changed its name to ACI Asset Management, Inc. on June 28, 1994. The Company changed its name to Interactive Business Development Inc. on March 17, 2005. The Company changed its name to Baby Bee Bright Corporation on July 13, 2005. On July 28, 2005, Baby Bee Bright Corporation passed a corporate resolution approving a merger effected on July 28, 2005, between Baby Bee Bright Corporation, a Nevada Corporation and Baby Bee Bright Corporation, a private Tennessee corporation, where the private Tennessee corporation became a wholly owned subsidiary of the Nevada corporation in exchange for 90 million restricted shares of Baby Bee Bright Corporation, a Nevada corporation.  The Company owned at that time a patented technology that effectively transmitted educational data to the baby while still in the womb. Research suggested at that time that the customers in that market were eager to learn about prenatal learning and potential related products that aided in the educational development of their unborn child. The Company believed that through the use of neurological monitoring of the fetus, it conclusively proves that baby learned while still in the womb, the Company thought it would be head of the market by receiving a patent for audio directional technology for their prenatal educator. The Company’s prenatal educator was available at that time in five different languages. The Company's marketing plans included pursuing the retail market through retailers that offered maternity departments. To further attract the retail market, the Company has developed its own clothing line for expectant moms, infants, and children.

In 2006 the Company changed its name to Lab Holdings, Inc.  On November 16, 2006, the Company changed its name to Mountain Top Properties, Inc. and became a diversified holding company that was going to acquire, sell, and operate distressed assets through its wholly owned subsidiaries and partnerships; The Company specialized in property management, REO foreclosure, and real estate redevelopment. Mountain Top Properties Inc. was structured that way to take full advantage of the then market conditions in the United States.

On January 21, 2021, the Company filed a Certificate of Amendment with the Secretary of State of Nevada whereby its authorized shares were changed to 900,000,000, par value $.0001, consisting of 800,000,000 Common Stock and 100,000,000 Blank Check Preferred Stock. These shares are non-assessable. On February 9, 2021, the Company filed a Certificate of Designation Preferences and Rights of Series A Convertible Stock with the Secretary of State of Nevada whereby One Hundred Million shares of the Preferred Stock, $.0001 par value, were be issued in denominations of 1,000 shares or greater. Holder of each Series A Super voting Preferred Stock have Twenty Thousand times the number of votes as shareholders of the Common Stock.

Corporate Information

Our principal executive offices are located at 7325 Oswego Road, Liverpool, New York 13090. Our telephone number is (315) 451-7515. Our website is www.mountain-top-properties.com.

The Offering

This Offering Circular relates to the sale of up to 100,000,000 Shares of Common Stock.

Through this Offering Circular, we are offering, on a best effort basis, up to 100,000,000 shares of our Common Stock at a price of $0.10 per Share. Shares will be offered on a continuous basis until the first to occur of: (1) the Maximum Offering is sold; (2) December 1, 2024; or (3) the Company in its sole discretion withdraws this Offering.

2

The Common Stock are not listed on any national securities exchange, and we do not anticipate that the Common Stock will ever be listed on such an exchange.

Issuer in this Offering:	Mountain Top Properties, Inc., a Nevada corporation.

Securities Offered:	Common Shares.

Common Stock Outstanding:	250,108.353 Shares.

Price per Share:	$0.10 per Share.

Maximum Shares Offered:	100,000,000 Common Stock.

Maximum Offering:	$10,000,000.00.

Minimum Offering:	No minimum.

Minimum Investment:	50,000 Shares of Common Stock = $5,000

Use of Proceeds:	Construction, regulatory approvals, marketing, sales, salaries and wages, working capital. See “Use of Proceeds” at page 16.

Voting Rights:	Each Share shall have one (1) vote for the election of directors and on all matters submitted to a vote of the Company’s stockholders.

Distribution Policy:	The Company does not intend to distribute dividends in the near future. For additional information, see “Dividend Policy.”

Risk Factors:	Investing in our Common Stock involves risks. See “Risk Factors” for a discussion of certain factors that you should carefully consider before making an investment decision.

3

ABOUT THIS OFFERING CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for this Offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should rely only on the information contained in this Offering Circular and its exhibits. The Company has not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or sale of our Common Stock. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this Offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous, or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

4

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Common Stock offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Common Stock and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Common Stock. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain factors it currently believes may cause future experience and actual results to differ from the Company’s current expectations.

Before investing, you should carefully read and consider the following risk factors:

Risks related to the Company’s business and industry.

The Company’s success depends on the viability of the Company’s business model, which is unproven and may be unfeasible.

Our revenue and income potential are unproven, and our business model is relatively new. Our business model is based on a variety of assumptions relating to the Company’s ability to build during these economic conditions. These assumptions may not reflect the business and market conditions that we actually face. As a result, our operating results could differ materially from those projected under the Company’s business model, and our business model may prove to be unprofitable.

No Assurance of Investment Return

Our investment portfolio will consist primarily of investments in real estate development projects and operating results in a specified period will be difficult to predict. There is no assurance that we will be able to generate returns for our investors. Even if one or more of the projects are successful, there can be no guarantee that our shareholders will receive distributions from the Company in an amount equal to their investment or at all. The returns generated by investors will also be affected by the amount of capital successfully raised by the Company.

Prior Investments No Indication of Future Performance

The past investment performance of our management cannot be relied upon as an indication of our future performance or success. That information is solely intended to illustrate the experience of the management and its affiliates and the type of transactions the Company intends to pursue. Those transactions are not intended to be complete or representative of all the transactions in which the management of the Company and its affiliates have been involved.

Risk of Limited Number of Investments

Although the Company intends to achieve diversification of investments, the Company could deploy its capital in a relatively small number of investments. The Company may also be less diversified should it raise less capital than anticipated. Accordingly, unfavorable performance by a small number of investments could have a substantial adverse impact on the returns realized by the Company.

5

Potential Difficulty Consummating Attractive Investments

The business of identifying and structuring projects of the nature contemplated by the Company is highly competitive. The Company will be competing for projects with other acquirers. There can be no assurance that the Company will be able to invest its capital on terms favorable to the Company or in comparison to its competitors. It is possible that the Company will never be fully invested if insufficient quality projects are available or identified.

Real Estate Investment-General Risks

The investments of the Company will be subject to the risks generally incident to ownership of real property, including, but not limited to uncertainty of cash flow to meet fixed and other obligations; adverse changes in local employment conditions, interest rates and real estate tax rates; changes in fiscal policies; and uninsured losses and other risks that are beyond the control of the Company and its management. There can be no assurance of profitable operations because the cost of owning real estate assets may exceed the income produced, particularly since certain expenses related to real estate and its development and ownership, such as property taxes, utility costs, maintenance costs and insurance, tend to increase over time and are largely beyond the control of the owner.

Investments in Real Estate Development Projects

A decision to invest in land or buildings for development will be made based upon certain assumptions about the cost of development, time periods for completion of various phases of development, and the market value of the developed product. While there may be past development or operating history on which to base these assumptions, many factors may change resulting in such assumptions being untrue. Such conditions may contribute to reduced demand for the finished product due to competition, economic factors or default, or changes in the capital markets such as interest rates or the availability of capital. To the extent development costs are financed, an investment will be subject to real estate financing risks. Building construction or site development entails risk related to materials and labor cost increases, work stoppages or delays, regulatory delays, failure of performance or defective materials or workmanship by contractors and suppliers, unforeseen weather and unforeseen land conditions. Such risks can be mitigated to some extent by obtaining performance bonds, construction and development guaranties, letters of credit and/or liens on assets under construction. No assurance can be given, however, that any of the foregoing will be obtained or, if obtained, will be adequate to cover any loss resulting from any such risks.

Investments in Industrial or Commercial Assets

Investments in industrial or other commercial office properties involve certain risks in addition to those which exist for real estate properties generally (including certain environmental risks). The financial failure and resulting lease default of a tenant which occupies a material amount of space at a commercial property would cause a reduction in the cash flow to the Company. Moreover, such reduction could have the effect of decreasing the value of the property. In the event of such a termination, there can be no assurance that the Company would be able to find a replacement tenant to occupy the space on similar terms, and it is probable that the costs incurred to renovate and prepare the space to meet the needs of a replacement tenant would be significant. It is also possible that such reductions in cash flow could result in the Company to default on the mortgage financing secured by the property. Industrial and commercial office properties are also subject to competition from providers of similar or alternative space. Competitors may be able to supply space of similar or superior value at prices equal to or lower than those charged by the Company or the entity that owns the industrial or other commercial property. Such space is also subject to obsolescence as trends, styles, and technologies change, thereby requiring significant infusions of capital to remain competitive and viable in the marketplace.

Financing of Real Estate Projects

It is contemplated that the acquisition and development of assets will be financed in substantial part by utilizing debt, which increases the exposure to loss. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the assets. Mortgages requiring “balloon” payments may involve greater risks than mortgages where the principal amount is fully amortized over the term of the loan since the ability to repay the outstanding principal amount of the “balloon” loan may be dependent upon the ability to obtain adequate replacement financing, which will, in turn, be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying assets in particular. There is no assurance that replacement financing will be available to make “balloon” payments or that, if available, any replacement financing will be on favorable terms. Depending on the level of leverage and decline in value, if mortgage payments are not made when due, one or more of the assets may be lost (and the investment therein rendered valueless) as a result of foreclosure by the mortgagee.

6

Rising Interest Rates and Variable Rate Debt

The Manager expects that some assets may be financed with variable rate mortgage debt, particularly in the case of development properties and those requiring extensive renovation which will be financed with construction/interim financing. Variable rate debt may be utilized in other situations as well. Increases in interest rates would increase the interest expense for those assets, which would adversely affect the cash flow of the properties and the ability to pay expected distributions to the investors. Not only may there not be adequate cash flow to make distributions, rising rates may result in an inability to satisfy financial obligations at the property level. In certain instances, the Company may enter into interest rate protection agreements to limit this interest rate exposure, but no assurance can be given that such agreements will be entered into or what their cost will be.

Risks on Disposition of Certain Investments

In connection with the disposition of a project, the Company may be required to make representations about the project typical of those made in connection with the sale of any business or real estate interest. The Company may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate, incorrect or misleading.

Reliance of the Management

The Company will be dependent upon the abilities of management and key employees of the Company, particularly Mr. Knoll and Mr. Kelley, to identify and consummate suitable investments, execute project plans, and exit investments at a profit. Control over the operation of the Company and the Company’s future profitability will depend largely upon the business and investment acumen of management.

General Economic and Market Conditions

The Company’s investments will be affected by general economic conditions and local market conditions. Economic conditions could affect interest rates, the extent and timing of the Company’s investment activities and the availability of investments. Economic conditions could negatively impact the Company’s ability to carry out its business or cause it to incur losses.

The Company’s lack of operating history creates substantial uncertainty about future results.

We have no operating history or operations on which to base expectations regarding the Company’s future results and performance. Further, the Company, as a recently formed enterprise, is subject to financial, funding, managerial and other types of risks associated with recently formed entities. In order to succeed, we must do most, if not all, of the following:

•	raise equity or debt financing to have sufficient funds to complete development, and commercialization;
•	identify and establish relationships with customers;
•	attract, integrate, retain and motivate qualified management and sales personnel;
•	successfully execute our business strategies;
•	respond appropriately and timely to competitive developments; and
•	develop, enhance, promote and carefully manage our corporate identity.

The Company’s business will suffer if we are unable to accomplish these and other important business objectives.

Failure to implement the Company’s business strategy could adversely affect the Company’s operations.

The Company’s financial position, liquidity and results of operations depend on its management’s ability to execute its business strategy. Key factors involved in the execution of the business strategy include:

•	completing technology development and successfully manufacturing our products;
•	successfully anticipating customer needs and requirements;
•	continued development and improvement of our technology; and
•	continued access to significant funding and liquidity sources.

The Company’s failure or inability to execute any element of the Company’s business strategy could materially adversely affect the Company’s financial position, liquidity and results of operations.

7

We may have very limited capitalization and depend upon the success of this Offering to finance our business plan.

We have limited financial resources and depend upon the success of this Offering to complete development, and our other long-term objectives. The Company may never achieve profitability and its ability to raise additional funds will be subject to, among other things, factors beyond the control of the Company and its directors, including cyclical factors affecting the economy generally. We can give no assurance that future funds can be raised on favorable terms, if at all.

Loss of, or inability to attract, key personnel could adversely impact our business.

Our success depends, in part, on our ability to retain key personnel, including our executive officers, including Mr. Knoll and Mr. Kelley, and other key employees and consultants. The unexpected loss of one or more of our key employees could disrupt our business. Our success also depends, in part, on our continuing ability to identify, hire, develop, and retain other highly qualified personnel, specifically in our research and development department, quality management and regulatory department, and marketing and sales department. In addition, our employees may be targeted and recruited by other companies. As we grow and expand into new categories of products or markets, we will also require personnel with relevant training and experience in such categories or markets. We may not be able to attract or retain qualified personnel in the future, and our failure to do so or the compensation costs of doing so could adversely affect us.

Our industry is subject to rapid change.

Important factors that may cause the Company’s revenues, operating results and cash flows to fluctuate include:

•	general economic conditions, which may adversely affect performance;

•	changes in terms of contracts, whether initiated by us or because of competition;

•	the amount and timing of operating costs and capital expenditures related to the operations and expansion of the Company’s business;

•	expenses related to significant, unusual or discrete events;

•	extraordinary expenses such as litigation or other dispute-related settlement payments;

•	income tax effects, including the impact of changes in U.S. federal and state tax laws;

•	technical difficulties or interruptions to the Company’s development or marketing efforts;

•	evolving regulations of our real estate development; and

•	regulatory compliance costs.

Many of these factors are outside of the Company’s control, and the occurrence of one or more of them might cause the value of any investment in our Common Stock to be substantially impaired or completely eroded.

8

Volatility and increases in the costs of raw materials, energy, transportation, labor and other necessary supplies or services may negatively impact our net earnings and cash flow.

Volatility and increases in the costs of raw materials, and increases in the cost of energy, transportation, labor and other necessary supplies may harm our results of operation. Increased transportation expenses may cause us to incur unanticipated expenses and impair our ability to receive our raw materials in a timely manner, which could disrupt our operations, strain our customer relations and adversely affect our operating profits. If commodity and or other costs increase in the future, such increases could exceed our estimates and if we are unable to increase the prices of our products or achieve cost savings to offset such cost increases, our results of operation will be harmed. In addition, even if we increase the prices of our products in response to increases in the cost of commodities or other cost increases, we may not be able to sustain our price increases. Sustained price increases may lead to declines in sales volume as competitors may not adjust their prices or customers may decide not to pay the higher prices, which could lead to sales declines and loss of market share. This could adversely affect our business, financial condition and results of operations.

Sales growth objectives may be difficult to achieve, we may not be able to successfully implement price increases, and market and category declines and changes to our product may adversely impact our financial condition and results of operations.

We will participate in mature markets that are subject to high levels of competition. Our ability to achieve sales growth depends on our ability to drive growth through innovation, expand into new products, categories and channels, invest in our brand and capture market share from competitors. In addition, as we enter the market, our competitors may or may not take competitive actions, which may prove difficult for us to achieve market penetration for our products. If we are unable to obtain market share for our product lines, develop product innovations, undertake sales, marketing and advertising initiatives that grow our product categories and/or develop, acquire or successfully launch new products or brands, we may not achieve our sales growth objectives. Even when we are successful in increasing market share within particular product categories, a decline in the markets for such product categories can have a negative impact on our financial condition and results of operation.

Harm to our reputation or the reputation of one or more of our projects could have an adverse effect on the business, financial condition and results of operations of the Company.

Gaining and maintaining a strong reputation with consumers, customers and trade partners is critical to the success of our business. We intend to devote significant time and resources to programs that are designed to grow, protect and preserve our reputation and the reputation of our projects. Despite these efforts, negative publicity about our projects, including product safety, quality, efficacy, environmental impacts and other sustainability or similar issues, whether real or perceived, could occur. In addition, our projects could face withdrawal, recall, other quality issues or decreased demand. In addition, widespread use of social media and networking sites by consumers has greatly increased the accessibility and speed of dissemination of information. Negative publicity, posts or comments by consumers or competitors about us, our brand, our projects, our marketing activities or our employees, whether accurate or inaccurate, or disclosure of non-public sensitive information about us, could be widely disseminated through the use of social media or network sites or through other media or in other formats. Such events, if they were to occur, could harm our image and adversely affect our business, financial condition and results of operations, as well as require resources to rebuild our reputation.

Government regulations could impose material costs.

Generally, the manufacture, advertising and sale of our developments and the conduct of our business operations must comply with extensive federal and state laws and regulations. For example, in the US, our projects are regulated by the Environmental Protection Agency (“EPA”) and our product claims and advertising are regulated by the Federal Trade Commission (“FTC”), among other regulatory agencies. Most states have agencies that regulate in parallel to these federal agencies. We could be subject to future inquiries or investigations by governmental and other regulatory bodies. Any determination that our operations or activities are not in compliance with applicable law could expose us to future impairment charges or significant fines, penalties or other sanctions that may result in a reduction in net income or otherwise adversely impact our business and our reputation.

It is expected that federal and state governments will continue to introduce new and expanded legislation affecting our operations, which may require us to increase our resources, capabilities and expertise in such areas. For example, we are subject to regulations regarding the transportation, storage or use of certain chemicals to protect the environment, including as a result of evolving climate change standards, and regulations in other areas. Such regulation could negatively impact our ability to obtain raw materials or could increase our acquisition and compliance costs. Furthermore, additional legislation in the areas of healthcare reform, taxation, sustainability of packaging, including plastics, could also increase our costs. In addition, any future government shutdowns may result in delays in the acceptance, review and approval of products or claims by the EPA or other governmental agencies, or other required governmental approvals.

9

If we are found to be noncompliant with applicable laws and regulations in these or other areas, we could be subject to civil remedies, including fines, injunctions, product withdrawals or recalls or asset seizures, as well as potential criminal sanctions, any of which could have a material adverse effect on our business. Loss of or failure to obtain necessary permits and registrations could delay or prevent us from meeting product demand, introducing new products, building new facilities or acquiring new businesses and could adversely affect our financial condition and results of operations.

Reliance on a limited base of suppliers may result in disruptions to our business.

We may rely on a limited number of suppliers for certain raw material inputs, including sole-source and single-source suppliers for certain of its raw materials, product components, finished products and other necessary supplies. New suppliers have to be qualified under our stringent standards and may also have to be qualified under governmental and industry standards, and any relevant standards of our customers, which may require additional investment and time. We could experience disruptions in production and other supply chain issues, which could result in out-of-stock conditions, and its results of operations and relationships with customers could be adversely affected if we are unable to qualify any needed new suppliers or maintain supplier arrangements and relationships, if we are unable to contract with suppliers at the quantity, quality and price levels needed for our business, if any of our key suppliers becomes insolvent or experiences financial distress, or if any environmental, economic or other outside factors impact our operations.

Environmental matters create potential liabilities that could adversely affect our financial condition and results of operations.

We must comply with various environmental laws and regulations in the jurisdictions in which we operate, including those relating to air emissions, water discharges, handling and disposal of solid and hazardous wastes, remediation of contamination associated with the use and disposal of hazardous substances and climate change. We anticipate incurring significant expenditures and other costs in complying with such environmental laws and regulations, and such expenditures reduce the cash flow available to us for other purposes. We may also become the subject to environmental liabilities in the future that could result in a material adverse effect on our financial condition and results of operations.

Increased focus by governmental and non-governmental organizations, customers, consumers and investors on sustainability issues, including those related to climate change, may have an adverse effect on our business, financial condition and results of operations and damage our reputation.

As climate change, land use, water use, deforestation, recyclability or recoverability of packaging, including single-use and other plastic packaging, and other sustainability concerns become more prevalent, governmental and non-governmental organizations, customers, consumers and investors are increasingly focusing on these issues. In particular, changing consumer preferences may result in increased customer and consumer concerns and demands regarding packaging materials, including plastic packaging, and their environmental impact on sustainability, a growing demand for natural or organic products and ingredients, or increased consumer concerns or perceptions (whether accurate or inaccurate) regarding the effects of ingredients or substances present in certain consumer products. This increased focus on environmental issues and sustainability may result in new or increased regulations and customer demands that could cause us to incur additional costs or to make changes to our operations to comply with any such regulations and demands.

Concern over climate change may result in new or increased legal and regulatory requirements to reduce or mitigate the effects of climate change on the environment. Increased costs of energy or compliance with emissions standards due to increased legal or regulatory requirements may cause disruptions in or increased costs associated with manufacturing our products. In addition, any failure to achieve our goals with respect to reducing our impact on the environment or perception (whether or not valid) of our failure to act responsibly with respect to the environment or to effectively respond to new, or changes in, legal or regulatory requirements concerning climate change or other sustainability concerns could adversely affect our business and reputation.

Our suppliers are subject to disruption by events beyond our control.

Operations at our work sites, our suppliers’ facilities (including sole-source and single-source suppliers), service providers and customers are subject to disruption for a variety of reasons, including work stoppages, cyber-attacks and other disruptions in information technology systems, demonstrations, disease outbreaks or pandemics, acts of war, terrorism, fire, earthquakes, flooding or other natural disasters, disruptions in logistics, loss or impairment of key manufacturing sites, supplier capacity constraints, raw material and product quality or safety issues, industrial accidents or other occupational health and safety issues. If a major disruption at our facilities or at the facilities of our suppliers were to occur, it could result in injury to people, damages to the natural environment, temporary loss of access to critical data, unauthorized disclosure of sensitive or confidential information, delays in shipments of products to customers, disruptions in our supply chain or suspension of operations. Any such disruption could have a material adverse effect on our business, financial condition and results of operations.

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Risks Related to the Company’s Governance and this Offering

There is no minimum offering amount, and the Maximum Offering Amount may not be raised.

The Offering does not have a minimum offering amount. All subscription payments received for shares of Common Stock will, upon acceptance of the associated subscription, be deposited into the Company’s bank account and thereafter be immediately available for use by the Company. The Company is seeking gross proceeds from the Offering of up to a maximum of $10,000,000. There can be no assurance that the maximum proceeds from the Offering will be raised. If the Maximum Offering Amount is not raised, then the Company may be required to obtain capital from other sources, including from debt or preferred stock offerings, diluting the ownership of investors in this Offering potentially giving other investors superior rights and preferences.

Investors in this Offering will not have any voting control over the Company’s business and affairs.

Friction & Heat LLC owns 99% of the Company’s Series A Preferred Stock. Whereby the holder of each Series A Super voting Preferred Stock have Twenty Thousand times the number of votes as shareholders of the Common Stock of the Company. Even if the Maximum Amount of the Offering is sold, investors would have approximately 20% of the voting shares outstanding. Thus, Friction & Heat LLC is expected to control a majority of the voting power for the foreseeable future and therefore controls the business and affairs of the Company.

There is no market for our stock and for the foreseeable future, it is unlikely one will develop.

Prior to this offering, there has been no public market for shares of our Common Stock. An active market may not develop following completion of this offering, or if developed, may not be maintained.

The price at which our Common Stock will trade after this offering could be extremely volatile and may fluctuate substantially due to the following factors, some of which are beyond our control:

•	variations in our operating results;

•	variations between our actual operating results and the expectations of securities analysts, investors and the financial community;

•	announcements of developments affecting our business, systems or expansion plans by us or others;

•	market volatility in general; and

•	the operating results of our competitors.

As a result of these and other factors, investors in our Common Stock may not be able to resell their shares at or above the initial offering price. Investors should view an investment in our stock as a long-term investment.

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Our offering price is arbitrary and bears no relationship to our assets, earnings, or book value.

There is no current public trading market for our Common Stock and the price at which the Common Stock are being offered bears no relationship to conventional criteria such as book value or earnings per share. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

New shareholders will experience immediate dilution.

The net tangible book value of the Common Stock offered hereby will be substantially diluted below the offering price paid by investors. Therefore, new shareholders will experience immediate dilution.

An investment in the Common Stock is speculative and there can be no assurance of any return on any such investment.

An investment in our Common Stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

The Common Stock are offered on a “best-efforts” basis and we may not raise the maximum amount being offered.

Since we are offering the Common Stock on a “best-efforts” basis, there is no assurance that we will sell enough shares to meet our capital needs. If you purchase shares in this offering, you will do so without any assurance that we will raise enough money to satisfy the full use of proceeds to us that we have outlined in this Offering Circular or to meet our working capital needs.

If the Maximum Offering is not raised, it may increase the amount of long-term debt or the amount of additional equity it needs to raise.

There is no assurance that the maximum amount of Common Stock in this offering will be sold. If the Maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this offering.

We have not paid dividends in the past and do not expect to pay dividends in the foreseeable future.

We have never paid cash dividends on our shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our shares will depend on earnings, financial condition and other business and economic factors that management may consider relevant. If we do not pay dividends, our shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

An investment in our Common Stock could result in a loss of your entire investment.

An investment in our Common Stock offered in this Offering involves a high degree of risk and you should not purchase the shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

Sales of our shares by insiders under Rule 144 or otherwise could reduce the price of our shares, if a trading market should develop.

Certain officers, directors and/or other insiders may hold our shares and may be able to sell their stock in a trading market if one should develop. The availability for sale of substantial amounts of stock by officers, directors and/or other insiders could reduce prevailing market prices for our securities in any trading market that may develop.

12

Should our securities become quoted on a public market, sales of a substantial number of shares of our type of stock may cause the price of our type of stock to decline.

Should a market develop, and our shareholders sell substantial amounts of our shares in the public market, shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors to perform these functions.

We do not have an audit or compensation committee comprised of independent directors or any audit or compensation committee. Our board of directors performs these functions. No members of the board of directors are independent directors. Thus, there is a potential conflict that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

We have made assumptions in our projections and in forward-looking statements that may not be accurate.

The discussions and information in this offering circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this offering circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the offering circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from those we projected or estimated. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving us or our employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of our operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

We have significant discretion over the net proceeds of this Offering.

We have significant discretion over the net proceeds of this Offering. As is the case with any business, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management’s use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in our Common Stock.

You should be aware of the long-term nature of this investment.

There is not now, and likely will not be in the near future, a public market, for the Common Stock. Because the Common Stock have not been registered under the securities act or under the securities laws of any state or non-united states jurisdiction, the shares may have certain transfer restrictions. It is not currently contemplated that registration under the securities act or other securities laws will be affected. Limitations on the transfer of the Common Stock may also adversely affect the price that you might be able to obtain for the Common Stock in a private sale. You should be aware of the long-term nature of your investment. You will be required to represent that you are purchasing the securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

13

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term “dilution” refers to the reduction (as a percentage of the aggregate Common Stock outstanding) that occurs for any given share of stock when additional shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Common Stock offered herein will constitute approximately 23.5% of the total Common Stock of the Company outstanding on a fully diluted basis. The following chart shows the dilution that would occur if the Company sells 10%, 25%, 50% and the full amount of the Offering. However, the Company expects to issue additional shares to certain employees, officers, and directors in exchange for services which will result in greater dilution to the shareholders. We also anticipate that subsequent to this Offering we may require additional capital and such capital may take the form of Common Stock, preferred stock or securities or debt convertible into stock. Such future fund raising will further dilute your percentage ownership of the Common Stock sold herein. This table does not include the 632,388 unexercised warrants or options outstanding as of the year ended June 30, 2023.

	10% of	25% of	50% of	Maximum
	Offering	Offering	Offering	Offering

Assumed offering price per share	$0.10	$0.10	$0.10	$0.10

Net tangible book value per share as of June 30, 2023	$0.00	$0.00	$0.00	$0.00

Increase in net tangible book value per share attributable to new investors	$0.00	$0.01	$0.02	$0.03

Adjusted net tangible book value per share as of September 30, 2023, after giving effect to the offering	$0.00	$0.01	$0.02	$0.03

Dilution per share to new investors in the offering	$1.00	$0.99	$0.98	$0.97

	10%	25%	50%	100%
Number of Shares Sold	10,000,000	25,000,000	50,000,000	100,000,000
Offering Price	$0.10	$0.10	$0.10	$0.10
Gross Proceeds	$1,000,000	$2,500,000	$5,000,000	$10,000,000
Offering Expenses	$(100,000)	$(250,000)	$(500,000)	$(1,000,000)
Net Proceeds	$900,000	$2,250,000	$4,500,000	$9,000,000

Shares outstanding	260,108,353	275,108,353	300,108,353	350,108,353
Investors ownership percentage	3.84%	9.09%	16.66%	28.56
New Net Tangible Value	$831,750	$2,181,750	$4,431,750	$8,931,750
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 PLAN OF DISTRIBUTION

The Common Stock are being offered in the United States pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, by the management of the Company on a “best-efforts” basis directly to purchasers who satisfy the requirements set forth in Regulation A.

The Company may undertake one or more closings on an ongoing basis. After each closing, monies tendered by investors will be available to the Company. The Company expects to hold closings on at least a monthly basis.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT PURCHASE PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

Minimum Offering Amount

The shares being offered will be issued in one or more closings. No minimum number of shares must be sold before a closing can occur; however, investors may only purchase shares in minimum increments of 50,000 shares ($5,000). Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

No Selling Shareholders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Transfer Agent and Registrar

Pacific Stock Transfer serves as transfer agent to maintain shareholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our shareholder register. The Company estimates the aggregate fee due for the above services to be approximately $5,000 annually.

Subscription Procedure

After the Commission has qualified the Offering Statement, we will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds by wire, credit, or debit card or ACH transfer to the Company as provided in the Subscription Agreement. Upon closing, funds tendered by investors will be made available to the Company for its use.

The minimum investment in this offering is $50,000 (5,000 Shares).

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of his or her net worth (excluding the investor’s principal residence).

The subscription procedure is summarized as follows:

1.	Go to the Company’s page on https://mountaintop propertied.com/ and click on the “Invest Now” button;
2.	Complete the online investment form;
3.	Deliver funds directly by wire, debit card, credit card or electronic funds transfer via ACH to the specified account;
4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;
5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement.

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Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue shares to the investor. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Common Stock for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Common Stock, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Common Stock. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the Common Stock will be required to meet the above suitability standards.

In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Common Stock. Investor suitability standards in certain states may be higher than those described in this Form 1-A/A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

The Common Stock may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the Common Stock may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by us to the investor, without interest or deductions.

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 USE OF PROCEEDS

The Use of Proceeds is an estimate based on our current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Common Stock in this Offering are $10,000,000.00. The net proceeds from the Offering, assuming it is fully subscribed, are expected to be approximately $9,000,000 after the payment of the fixed offering costs, but before variable costs of marketing, broker fees and other compliance fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for research and development activities, marketing and sales activities, salaries and wages, the establishment of distribution channels and working capital. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

The officers and directors of the Company will be paid salaries or consulting fees and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

We reserve the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of our management. We may reallocate the estimated use of proceeds among the various categories set forth below or for other uses if management deems such a reallocation to be appropriate.

This Use of Proceeds accounts for the sales of 10%, 25%, 50% and 100% of the Maximum Offering.

	10%	25%	50%	100%
Gross Proceeds	$1,000,000	$2,500,000	$5,000,000	$10,000,000
Sales Commissions	60,000	150,000	300,000	600,000
Estimated Offering Expenses	$40,000	$100,000	$200,000	400,000
Total Expenses	100,000	250,000	500,000	1,000,000

Net Proceeds	900,000	2,250,000	4,500,000	9,000,000

Product Development	$700,000	$1,750,000	$3,500,000	$7,000,000
Operational Costs	$100,000	$250,000	$500,000	$1,000,000
Marketing and Sales	$20,000	$50,000	$100,000	$200,000
New Hires	$50,000	$125,000	$250,000	$500,000
Working Capital	$30,000	$75,000	$150,000	$300,000

Total Use of Proceeds	$900,000	$2,250,000	$4,500,000	$9,000,000

Offering Expenses

We expect total expenses from this Offering to amount to approximately ten percent (10%) of the gross proceeds of the Offering. Such offering expenses include sales commissions, legal counsel, audit fees to the independent auditor, and blue-sky fees and costs. We will also incur variable fees for compliance costs, transfer agent fees and costs, marketing and sales costs, all of which depend upon the amount raised and the number of investors in this Offering.

Business Purpose and Working Capital

The remainder of the proceeds for this Offering will be employed to pursue our business purpose, including investing in the development of our products, engaging a quality management and regulatory teams, a sales team, marketing and advertising expenses and the development of distributions channels for our products. Part of the proceeds from this Offering will be used to cover the Company’s working capital needs

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 DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Common Stock offered under this Offering. Our Offering Price is arbitrary with no relation to the value of the Company. The Company has engaged the Dalmore Group, a broker-dealer registered with the SEC and a member of FINRA, to perform administrative and technology related functions in connection with this Offering, but not for underwriting or placement agent services.

DESCRIPTION OF BUSINESS

Overview

The Company has been organized with the intent of capitalizing on the opportunities described below and acquiring and developing various types of real estate projects that have the potential of delivering superior, risk-adjusted returns to the shareholders. Management believe that the credit crisis turmoil in the financial markets, dismal performance of the housing sector over the last several months and general decline in the broader economy has created a unique buying opportunity for the astute real estate investor. Although this opportunity exists more visibly in the residential real estate sector, the commercial real estate sector is also beginning to experience resulting difficulties as well. While commercial real estate values have already begun to moderate, many analysts project that commercial real estate will experience a significant price correction, as much as 30%, over the next 12 to 24 months.

The current real estate investment environment has been compared by many experts to the late 1980’s and early 1990’s. At that time, the Resolution Trust Corporation (RTC) was established and took over hundreds of failed Savings and Loans Institutions, resulting in the sell-off of billions of dollars of real estate assets for pennies on the dollar.

Massive bank failures similar to those that occurred in the late 1980’s are not anticipated during this current market correction. However, the current credit crisis primarily caused by the massive losses from mortgage-backed securities and sub-prime lending being recorded by the major banks and investment houses is providing an historic opportunity for experienced and sophisticated real estate investors.

The Common Stock are being offered in the United States pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, by the management of the Company on a “best-efforts” basis directly to purchasers who satisfy the requirements set forth in Regulation A.

Management will manage the Company’s day-to-day operations and will monitor the real estate projects in which the Company invests (the “Projects”).

The Company intends to focus its efforts initially in the Hamptons, on eastern Long Island's South Fork, which is a string of seaside communities known as a summer destination for affluent New York City residents. It’s marked by long stretches of beach and an interior of farmland, towns and villages with 18th-century shingle buildings and estates hidden behind tall boxwood hedges. East Hampton is home to high-end restaurants, bars and designer boutiques. Management, in its sole discretion, may elect from time to time to acquire assets outside of this primary geographic area. The Company’s investments will be primarily on distressed and value-added residential and commercial properties that can be purchased at significant discounts compared to replacement costs or current market valuations.

In order to minimize investor risk and maximize investor profits, careful consideration will be taken to maintain a level of diversification and balance within the Company’s investments with regard to property types, geographic locations and investment schemes.

Targeted properties for the Company include the following:

Raw Land – Residential and mixed-use development, with the Manager targeting specific locations it believes exhibit growth potential through expanding infrastructure, economic and demographic growth momentum, and a politically favorable development environment.

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Workout Opportunities – Rapidly evolving target markets will create opportunities for “workout” situations, with a strong potential for acquiring or recapitalizing “distressed” projects emerging.

Tear Downs – Existing waterfront homes that can be torn down and rebuilt to achieve the highest market value.

Fix and Flip – Some of the existing properties may just need to be updated and brought back on to the market.

Management seeks to acquire assets that are projected to (1) yield a minimum return on investment of twenty percent (20%) to thirty percent (30%) over the life cycle of the investment and (2) achieve a multiple return on equity invested of at least 2 to 1. Each project will have a target life cycle of 15-24 months.

1.                   MARKET OPPORTUNITY

The average price for a house in the Hamptons hit a record $3 million in the first quarter of 2023, highlighting a shortage of trophy beach homes for sale and the resilience of wealthy buyers.

The average sales price in the New York beach community jumped 18% in the first quarter to $3.1 million, according to a report from Douglas Elliman and Miller Samuel. The average price in the Hamptons is now more than $1 million higher than the average sales price in Manhattan. That marks the largest gap between the two markets since data started being collected in 2005, according to Miller Samuel.

The surge reflects the continued shortage of homes listed for sale, along with sustained demand from wealthy homebuyers looking for a piece of the coveted Hamptons real estate. Brokers say that despite stock market volatility, rising mortgage rates, layoffs in tech and finance and fears of recession, the wealthy are still bidding and buying.

“We have more buyers than sellers,” said Todd Bourgard, CEO of Douglas Elliman’s Long Island, Hamptons and North Fork region. “The buyers are out there.”

The high end of the Hamptons market is the strongest. In the luxury market — representing the top 10% of sales — both the median and average sales price broke records during the first quarter, with the average luxury price surging 33% to $16.1 million, according to Jonathan Miller, CEO of Miller Samuel.

More than 14% of sales in the luxury market were the result of bidding wars, Miller said.

“The high end remains unfazed to a certain degree,” he said. “You have people who are making moves with less concern for the macro environment.”

The Hamptons saw a number of mega-home sales in the first quarter. A 6.7-acre estate in East Hampton sold for $91.5 million in March, more than twice what it sold for in 2020. A 3,000-square foot home in Montauk once owned by Bernie Madoff sold for $14 million. A modern, 5,500 square-foot oceanfront home in Bridgehampton sold in an off-market deal for around $35 million, brokers say.

Even small homes in the Hamptons are fetching big prices: A mobile home in the Montauk Shores community sold for $3.75 million.

The lack of homes for sale, however, has led to a sharp drop in total deals. Sales volume in the first quarter plunged 57% to their lowest level in 14 years, according to Miller Samuel. While the inventory of listed homes increased by one-third from the first quarter of 2022, inventory is still about half the pre-Covid levels, Miller said.

Brokers add that many of the current listings are over-priced, making the number of sellable homes even lower. Brokers say that while demand from wealthy buyers is strong, they’re disciplined on price and refuse to pay the peak prices of 2021 and early 2022.

“A lot of properties coming on to the market are not priced right,” Miller said.

Brokers say sales could pick up over the summer, if more homes come on the market.

“As we go into spring and start heading into the summer, I think the market will get stronger,” Bourgard said.

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2.	COMPANY INVESTMENT STRATEGY

Investment Objectives

The Company’s investment objectives consist of the following primary components:

•         Investing in high-end markets beachfront markets.

•         Ideally waterfront or water view.

•         Investing in projects that provide opportunities to limit equity investment acquisition and development costs.

•         Developing strategic alliances with successful, competent real estate operating partners who share investment goals and values.

•	Maintaining flexibility to capitalize on market opportunities not yet identified.

•         Identify small to medium size investment opportunities that fall below the radar of most institutional investors but are too large for small local investors.

Projected Returns

Management believes it can identify market dynamics and economic conditions which create favorable buying opportunities in the residential and commercial real estate sectors where the Manager can produce superior returns with disproportionately lower risk.

Management seeks to acquire assets that are projected to:

•	Yield a minimum return on investment of thirty percent (30%) per transaction.
•	Achieve a multiple return on equity invested of at least two (2) to one (1).

These projected returns will be achieved through a combination of current cash flow and capital appreciation. The Company anticipates investment holding periods for individual assets of eighteen (18) months to seven (7) years.

Investment Platform

In order to achieve the expected returns with managed risk, Management shall seek to employ two investment platforms, generally.

First, the majority of the Company’s equity is projected to be invested in projects whereby the Company will invest 100% of the capital required in a given project and acquire a 100% interest in that project. Second, the Company intends to deploy a percentage of its capital in joint ventures where the Company can control a disproportionately larger ownership interest than the percentage share of equity invested in a particular project. Management believes there are opportunities to co-invest a portion of the Company’s capital in certain asset classes with larger institutional investors and/or competent local operating partners. This strategy is projected to allow the Company to invest, for example, 10% of the equity required for a given project and acquire a 20% stake in the project, while retaining significant operational influence and control.

Utilizing a combination of these two investment platforms, the Company can greatly leverage its investments and acquire between $50 million and $90 million in assets, enhancing overall return on equity while diversifying the investment portfolio of the Company, thereby reducing the investment risks to the investors. This is accomplished by leveraging the cash to cover the requisite 20-30% of the acquisition capital on a new construction or a tear down project, or 10% of the acquisition of a fix and flip project. This allows the Company to generate better cash-on-cash returns for the Company.

Property Types

The Company intends to invest in high-end single family residential, properties and residential lots. Focusing on value-added opportunities, distressed assets and otherwise performing properties that are experiencing capital shortfalls due to the current restrictive lending environment, management will pursue fundamentally strong assets that are:

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•	Buying buildable lots with strong upside potential.

•	Properties that can be improved either by renovating the existing home or tearing down the existing home and building a higher end product.

•	Priced well below fair market values from motivated/forced sellers that are over-leveraged and require recapitalization.

3.	EXPERIENCE OF THE MANAGEMENT

Management possesses investment, development and operating experience in all facets of real estate transactions, including:

•	Identifying market opportunities.
•	Sourcing transactions.
•	Working with local governments, consultants and attorneys.
•	Identifying and negotiating strategic joint ventures with development and financial partners.
•	Conducting financial analysis and securing and negotiating the terms of debt and equity investment and financing.
•	Existing building redevelopment, repositioning and value enhancement, implementing project design and management and land development.
•	Assessing proper timing to divest of its assets and developing appropriate exit strategies.

Key employees have an average of 25 years of experience in the real estate business, including acquisition/disposition, development, leasing, sales, construction, finance, and property and asset management. Their experience ranges from the execution of real estate transactions to strategic real estate portfolio development and management. Beau Kelley will manage the day-to-day investment activities of the Company; Joseph Kelley will manage all of the building projects in the Hamptons. The management team will be comprised of the following individuals:

Beau Kelley-CEO grew up in the Hamptons working for his family's building business. After graduating from the University of North Carolina at Charlotte in 2002, he served as an officer, director, consultant, and founder of several public, private and non-profit enterprises. He began his career buying and selling homes while working with a venture capital firm which provided private capital and hands on business development services, where he later became a partner. The firm managed principal capital and worked with clients to implement aggressive growth strategies. Through that company he purchased a software company, an environmental remediation company, three hotels with restaurants and taverns, dozens of residential and commercial properties and a 132,000 sqft industrial building. That company was able to leverage its real estate assets into investments into distressed, foreclosure, pre-foreclosure and other assets. Mr. Kelley sees the lack of inventory in the Hamptons as a unique opportunity to generate value.

Joseph Kelley - Consulting Builder, is a contractor and construction manager who has built the highest quality architecturally designed custom houses in the Hampton’s for the past 40+ years, which vary in style from classic to ultra modern. Several houses he has built are showcased in books, magazines and featured across various forms of digital and social media. His assembled team of skilled sub contractors are among the finest skilled craftsmen in their various fields of expertise. Mr. Kelley has built over 60 custom homes in this market and has the unique distinction of building the most expensive house sold in Sag Harbor in 2014, which sold for $31,750,000; the most expensive house in the Hamptons in 2019, which sold for $39,250,000; and he was the original builder for the most expensive house sold in the Hamptons in 2022, which sold with the neighboring house for $118,500,000. Mr. Kelley's portfolio of projects is valued at over $400,000,000. Although he has historically worked as a custom home builder he would like to shift from providing a service, to now providing a finished product in this market.

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INVESTMENT RECORD

Valued at: $42,000,000

17 Ferry Rd

Architect: Blaze Makoid Architects

Property Description: This 7,500 square foot home is on a two acre, waterfront lot in North Haven which takes full advantage of the views across Sag Harbor to the southeast, while drawing late day sun through the house and onto multiple outdoor entertaining spaces as long as possible. Entry to the house is gained by passing under a second floor bedroom wing – the ceremonial ‘threshold’ - into an open air courtyard, at which point the first views through a 1½ story glass great room reveal the patio spaces, pool and the harbor beyond.

Valued at: $30,000,000

25 Rawson Rd

Property Description: State-of-the-art magnificent waterfront home that is only matched by the site's spectacular panoramic views of Peconic Bay. The home features enormous windows for unobstructed vistas from almost every room including the lower level. Every amenity is offered in this 8,600 sq.ft. 7 bedroom, 8.5-bath architectural residence -including a smart system, The entrance features a dramatic curved glass staircase, double-height floor to-ceiling windows and a sitting area that welcomes you..

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Sold in 2019: $39,250,000

263 Surfside Drive

Architect: Barnes Coy

Property Description: Stunning Modern home located south of the highway in Bridgehampton. The home, which spans an impressive 9,500 sf, sits on nearly 1.5 acres of some of the most sought-after oceanfront property in Hamptons. The ocean can be seen and heard from essentially anywhere on the property, creating an atmosphere of absolute paradise. The home's interior includes 7 bedrooms, 10 bathrooms, walnut and limestone floors, soaring industrial-style ceilings and stunning floor to ceiling pure glass windows and doors throughout, creating a flood of natural light.

Sold in 2016: $5,368,131

280 Ferry Rd

Property Description: Set amid approx. 2.7 acres of enchanting gardens and located just moments from Sag Harbor Village, this inspired 6-bedroom, 7-bath masterpiece with interiors by renowned designer David Scott is the pinnacle of style and function. Gated gravel drive leads through a magical landscape of specimen trees and meadows to the long shingled house with staggered roof lines. The main entry foyer opens to 2 luxurious entertaining spaces: the expansive, double height living room featuring a Belgian marble fireplace, and the high ceilinged family room/casual dining area.

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Sold in 2018: $6,950,000

81 Wheaton Way

Architect: Bruce Nagel & Partners

Property Description: One of a kind, waterfront villa on 1.7+/- acres in coveted Water Mill South overlooking agricultural reserve. Superbly located on a quiet cul-de-sac, this 4 bedroom, 4.5 bath home is centrally located while offering spectacular vistas and unique privacy. Built to the highest standards to maximize the unobstructed views, the house features a glamorous double height entry and great room with fireplace which opens to expansive covered and open patios.

Sold in 2014: $31,750,000

19 Robertson Dr

Architect: Barnes Coy

Property Description: Brilliantly conceived and executed, this Lutyens inspired stone and stucco manor house, built in 2005, is perfectly positioned on nearly six acres of waterfront property with sweeping views and a 160' +/- deep water boat dock. A rich tapestry of English details and the finest materials, the 10,000 square-foot +/- house exhibits a thoughtful floor plan and well proportioned principal rooms, including a formal living room with limestone fireplace and a gathering room with stone fireplace and circular alcove perfect for backgammon or Scrabble tournaments.

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IN CONSIDERING THE PRIOR PERFORMANCE INFORMATION CONTAINED HEREIN, PROSPECTIVE INVESTORS SHOULD BEAR IN MIND THAT PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion relates to the historical operations and financial statements of Mountain Top Properties, Inc. for the quarter ended September 30, 2023, and the quarter ended June 30, 2022.

Forward-Looking Statements

The following Management’s Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this Offering Circular. The Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations, and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this annual report. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risks Factors” in our various filings with the Securities and Exchange Commission. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Offering Circular.

Company Overview

Mountain Top Properties, Inc. (the "Company", "we", or "us") was incorporated under the laws of the State of Nevada on November 6, 1990.

Mountain Top Realty, Inc. - a Subsidiary of Mountain Top Properties, Inc. (the "Company", "we", or "us") was incorporated under the laws of the State of Wyoming on February 3, 2023.

Certain statements contained below are forward-looking statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

RESULTS OF OPERATIONS

Working Capital

	September 30,	December 31 ,
	2023	2022

Current Assets	$—	$—
Current Liabilities	68,250	54,264
Working Capital (Deficit)	$(68,250)	$(54,264)

Cash Flows

		September 30,		September 30,
		2023		2022

Cash Flows from (used in) Operating Activities	$		$
Cash Flows from Investment Activities
Cash Flows from (used in) Financing Activities
Net Increase (decrease) in Cash During Period	$		$
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For the Three months Ended September 30, 2023 and September 30, 2022

Operating Revenues

We have generated revenues of $0 for the three months ended September 30, 2023 and $0 for the three months ended September 30, 2022.

Operating Expenses and Net Loss

Operating expenses for the three months ended September 30, 2023 were $2,953 compared with $7,313 for the three months ended September 30, 2022. Operating expenses for the three months ended September 30, 2023 consisted of general and administrative expenses of $0 compared to $120 for the three months ended September 30, 2022. Professional expenses for the three months ended September 30, 2023 were $2,953 compared to $2,481 for the three months ended September 30, 2022. Depreciation expenses for the three months ended were $0 for the three months ended September 30, 2023 compared to $681 for the three months ended September 30, 2022. Travel expenses were $0 for the three months ended September 30, 2023 compared to $4,031 for the three months ended September 30, 2022.

During the three months ended September 30, 2023, the Company recorded a net loss of $(2,953) compared with net loss of $(7,313) for the three months ended September 30, 2022. The decrease in net loss is primarily attributable to a $4,031 decrease in Travel expenses.

For the Nine months Ended September 30, 2023 and September 30, 2022

Operating Revenues

We have generated revenues of $0 for the nine months ended September 30, 2023 and $0 for the nine months ended September 30, 2022.

Operating Expenses and Net Loss

Operating expenses for the nine months ended September 30, 2023 were $14,937 compared with $28,058 for the nine months ended September 30, 2022.  Operating expenses for the nine months ended September 30, 2023 consisted of general and administrative expenses of $0 compared to $715 for the nine months ended September 30, 2022. Professional expenses for the nine months ended September 30, 2023 were $13,986 compared to $21,269 for the nine months ended September 30, 2022. Depreciation expenses for the nine months ended were $951 for the nine months ended September 30, 2023 compared with $2,043 for the nine months ended September 30, 2022. Travel expenses were $0 for the nine months ended September 30, 2023 compared to $4,031 for the nine months ended September 30, 2022.

During the nine months ended September 30, 2023, the Company recorded a net loss of $(14,937) compared with net loss of $(28,058) for the nine months ended September 30, 2022. The decrease in net loss is primarily attributable to a $7,283 decrease in Professional expenses, which include; Auditor fees, Internal Accounting, EDGAR Agent fees and Stock Transfer fees and a $4,031 decrease in Travel expenses.

Liquidity and Capital Resources

As of September 30, 2023, the Company's cash balance was $0 compared to cash balance of $0 at December 31, 2022. As of September 30, 2023, the Company's total assets were $0 compared to total assets of $951 as at December 31, 2022.

As of September 30, 2023, the Company had total liabilities of $68,250 compared with total liabilities of $54,264 as of year-end December 31, 2022.  Liabilities for the nine months ended September 30, 2023 consisted of accounts payable of $1,608 compared to $6,000 for the year-end December 31, 2022 and related party accounts payable for the nine months ended September 30, 2023 of $66,642 compared to $48,264 for the year-ended December 31, 2022.

Cash flow from Operating Activities

During the nine months ended September 30, 2023 and September 30, 2022, the Company used $0 of cash for operating activities.

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Cash flow from Investing Activities

During the nine months ended September 30, 2023 and September 30, 2022 the Company used $0 of cash for investing activities.

Cash flow from Financing Activities

During the nine months ended September 30, 2023 and September 30, 2022, the Company received $0 cash from financing activities.

Subsequent Developments

The Company entered into a Marketing Services Agreement for Stock Compensation with Hybrid Financial on October 19, 2023, signed by Anthony Lombardo as acting Chief Executive Officer on that date.

The Company evaluated all other events or transactions that occurred after September 30, 2023, through November 8, 2023. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the consolidated financial statements for the period ended September 30, 2023.

Going Concern

We have not attained profitable operations and are dependent upon the continued financial support from our shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from our future business. These factors raise substantial doubt regarding our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Future Financing

The Company will consider selling securities in the future to fund operations. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Critical Accounting Policies

Our consolidated financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our consolidated financial statements. A complete summary of these policies is included in the notes to our consolidated financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

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DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES/CONSULTANTS

The following table sets forth information regarding the directors and each director nominee, as of the date of this filing.

NAME	AGE	POSITION	DIRECTOR SINCE
Beau Kelley	43	Director	2023

Anthony Lombardo	62	Director	2022

Beau Kelley

Mr. Kelley grew up in the Hamptons working for his family's building business. After graduating from the University of North Carolina at Charlotte in 2002, he served as an officer, director, consultant, and founder of several public, private and non-profit enterprises. He began his career buying and selling homes while working with a venture capital firm which provided private capital and hands on business development services, where he later became a partner. The firm managed principal capital and worked with clients to implement aggressive growth strategies. Through that company he purchased a software company, an environmental remediation company, three hotels with restaurants and taverns, dozens of residential and commercial properties and a 132,000 sqft industrial building. That company was able to leverage its real estate assets into investments into distressed, foreclosure, pre-foreclosure and other assets.

Anthony Lombardo

Mr. Lombardo, 62, From March 1998 to December 2002, Mr. Lombardo worked as a Program Manager for Hughes Aircraft in Arlington, Texas. He was the South Central Regional Manager for Training and Services with General Motors Corporation in Dallas, TX from January 2003 through March 2004. From April 2004 to July 2008 he was Operations Manager of Laqua’s 481 Chevrolet, an auto dealership in Fulton, NY. Mr. Lombardo was a consultant for Hendricks Motorsports in North Carolina from August 2008 through Jan 2010. In April 2010 he became Floor Manager at Allstar Dodge, a subsidiary of Auto, Inc. in Amarillo, TX.

Our Executive Officers

We designate persons serving in the following positions as our named executive officers: our chief executive officer, chief financial officer. The following table sets forth information regarding our executive officers as of the date of this filing.

NAME	AGE	POSITION	OFFICE SINCE
Beau Kelley	43	Chief Executive Officer	2023

Anthony Lombardo	62	Chief Financial Officer and Secretary	2022

Beau Kelley’s and Anthony Lombardo’s biographical summary is included under “Our Board of Directors.

Audit Committee

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Significant Employees

Other than our director, we do not expect any other individuals to make a significant contribution to our business.

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EXECUTIVE COMPENSATION

The following table sets forth certain information about compensation paid, earned or accrued for services by our Executive Officer for the years ended December 31, 2022 and the date of this filing.

Summary Compensation Table

SUMMARY COMPENSATION TABLE For the Year Ended December 31, 2022 and date of this filing.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)

Anthony Lombardo (1) President, Chief Executive Officer Chief Financial Officer, Secretary, Treasurer, and Director	2021	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2022	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)	On January 31, 2022, Anthony Lombardo was appointed President, Chief Executive Officer, Chief Financial Officer and Director of the Company. As of the year ended December 31, 2021, Anthony Teece was our President, Chief Executive Officer, Chief Financial Officer and sole Director.

Narrative Disclosure to Summary Compensation Table

here are no employment contracts, compensatory plans or arrangements, including payments to be received from our company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with our company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of our company.

Options Grants During the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or director during the last fiscal year; accordingly, no stock options have been granted or exercised by any of the officers or directors during our last fiscal year.

Options Grants During the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or director during the last fiscal year; accordingly, no stock options have been granted or exercised by any of the officers or directors during our last fiscal year.

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Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director during our last fiscal year; accordingly, no stock options have been granted or exercised by any of the officers or directors since during our last fiscal year.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

Outstanding Equity Awards at Fiscal Year End

No equity awards were outstanding as of the year ended December 31, 2022.

Compensation of Directors

The members of our board of directors are not compensated by our company for acting as such. Directors are reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

We have determined that none of our directors are independent directors, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934 , as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of December 31, 2022, regarding the ownership of our common stock by each shareholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock, each director and all executive officers and directors as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned.

Principal Stockholders – Common Stock

The following table sets forth, as of December 31, 2022, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of Common Stock of the Company.

		NUMBER OF SHARES	PERCENT OF SHARES
NAME AND ADDRESS OF	TITLE	BENEFICIALLY	BENEFICIALLY
BENEFICIAL OWNER	OF CLASS	OWNED	OWNED
Terra Silex Holdings LLC	Common	75,000,000	29.99%
240 Main S. Denver, PA 17517-1623

Kenneth Rickel 301 N. Canon Drive Beverly Hills, CA 90210-4722	Common	32,000,000	12.87%

Alfonso Knoll 249 Main St. Denver, PA 175171623	Common	25,000,000	9.99%

Marilyn P. Altschull EX FBO Estate of Leon Prince 1200 E High St. Ste 209 Pottstown, PA 19464-4938	Common	25,000,000	9.99%

All Directors and officers as a group (none)	Common		0%

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Principal Stockholders – Preferred – Series A Stock

The following table sets forth, as of December 31, 2022, the number of shares of Preferred Stock owned of record and beneficially by executive officers, directors and persons who beneficially own more than 5% of the outstanding shares of Common Stock of the Company.

		NUMBER OF SHARES	PERCENT OF SHARES
NAME AND ADDRESS OF	TITLE	BENEFICIALLY	BENEFICIALLY
BENEFICIAL OWNER	OF CLASS	OWNED	OWNED
Friction & Heat LLC. (Joseph C. Passalaqua, owner)	Preferred	99,220,000	99%
	Series A

All Directors and officers as a group (none)	Preferred Series A		0%

DESCRIPTION OF SECURITIES

The authorized capital stock of Mountain Top Properties, Inc. consists of 900,000,000 shares, par value $.0001, of which 800,000,000 are Common Stock (the “Common Stock”) and 100,000,000 are Blank Check Preferred Stock (the “Preferred Stock”).  These shares are non-assessable. As of December 31, 2022, there were 250,108,353 shares of Common Stock issued and outstanding and 100,000,000 shares of Preferred Stock issued and outstanding.

The following description of certain matters relating to Mountain Top Properties, Inc. securities is a summary and is qualified in its entirety by the provisions of Mountain Top Properties, Inc. Certificate of Incorporation, the Amendment to the Articles of Incorporation and Bylaws.

Common Stock

The Company has 800,000,000 Common Stock authorized. As of December 31, 2022, 250,108,353 shares are issued and outstanding.

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.  In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Nevada. Accordingly, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Nevada provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and is required to authorize any amendment to our articles of incorporation, any merger or consolidation of Petro USA, Inc. with any corporation, or any liquidation or disposition of any substantial assets of Mountain Top Properties, Inc.

Preferred Stock

The Company has 100,000,000 Blank Check Preferred Stock authorized. As of December 31, 2022, 100,000,000 shares are issued and outstanding. These 100,000,000 shares are designated as Series A Convertible Stock whereby holder of each Series A Super voting Preferred Stock have Twenty Thousand times the number of votes as shareholders of the Common Stock

Options

The Company has not issued any options to purchase shares of its common stock, although it may establish a qualified option plan at some point in the future.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

During the previous year ended December 31, 2021, the Company approved debt conversion of $18,295 into stock due to a Related Party, Joseph Passalaqua.  It was resolved that $18,295 owed to Joseph Passalaqua was to be converted into 99,220,000 shares of Series A Convertible Preferred Stock in the name of Friction and Heat, LLC. The remaining amount outstanding to Related Party – Joseph Passalaqua, as of December 31, 2022 is $37,264. This amount is non-interest bearing, due upon demand and unsecured.

From 2020-2022, Related Parties provided internal accounting services, as of December 31, 2022, $2,000 is owed to Midland Consulting and $9,000 is owed to Lyboldt-Daly Inc. respectively. These amounts are non-interest bearing, due upon demand and unsecured.

Other than as described herein, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than five percent of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in- laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

We do not have a specific policy or procedure for the review, approval, or ratification of any transaction involving related persons. We historically have sought and obtained funding from officers, directors, and family members as these categories of persons are familiar with our management and often provide better terms and conditions than we can obtain from unassociated sources. Also, we are so small that having specific policies or procedures of this type would be unworkable.

Director Independence

As of the date of this filing, Anthony Lombardo, serves our sole director and as our sole officer.

Anthony Lombardo, the current Director, are not independent directors, as that term is used in Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

SECURITIES BEING OFFERED

The Company is offering a maximum of $75,000,000 (75,000,000 Shares) of its Common Stock at a price of $1.00 per Share. Except as otherwise required by law, the Company’s Bylaws or its Certificate of Incorporation, each share of Common Stock shall have one (1) vote per share. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

We are authorized to issue a total of 900,000,000 shares. The Company’s shares are designated as 800,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock. As of November 27, 2023 there were 250,108,353 shares of Common Stock outstanding and 100,000,000 shares of Preferred Stock outstanding.

We do not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

The minimum subscription that will be accepted from an investor is Five Thousand Dollars ($5,000) (the “Minimum Subscription”). A subscription for Five Thousand ($5,000) or more in the Common Stock may be made only by tendering to the Company an executed subscription agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire or ACH (or other payment methods the Company may later add). The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Common Stock stipulated therein and an agreement to hold the offer open until the expiration date or until the offer is accepted or rejected by the Company, whichever occurs first.

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We reserve the unqualified discretionary right to reject any subscription for Common Stock, in whole or in part. If we reject any offer to subscribe for the Common Stock, we will return the subscription payment, without interest or deduction. Our acceptance of any subscription will be effective when an authorized representative of the Company issues a written or electronic notification that the subscription was accepted to the investor.

Common Stock

The Company has 800,000,000 Common Stock authorized. As of December 31, 2022, 250,108,353 shares are issued and outstanding.

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.  In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Nevada. Accordingly, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Nevada provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and is required to authorize any amendment to our articles of incorporation, any merger or consolidation of Petro USA, Inc. with any corporation, or any liquidation or disposition of any substantial assets of Mountain Top Properties, Inc.

Preferred Stock

The Company has 100,000,000 Blank Check Preferred Stock authorized. As of December 31, 2022, 100,000,000 shares are issued and outstanding. These 100,000,000 shares are designated as Series A Convertible Stock whereby holder of each Series A Super voting Preferred Stock have Twenty Thousand times the number of votes as shareholders of the Common Stock

Uncertificated Securities

All of the Common Stock are, or would be upon issuance, uncertificated. We will maintain at our principal executive offices a list of each shareholder of the Company, including number of Common Stock held by such shareholder and other relevant contact information of each shareholder. The Company has engaged Pacific Stock Transfer as a transfer agent.

No Trading Market

Our Common Stock are not traded on a national exchange. There is no market for our Common Stock.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company. The Bylaws state that the Company shall indemnify its directors and executive officers to the maximum extent and in the manner permitted by the State of Nevada, provided however, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers. The Company shall have power to indemnify its other officers, employees and other agents as set forth in the State of Nevada. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine. The Company shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in connection with any proceeding only upon delivery to the Company of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expense under the Bylaws or otherwise.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Certificate of Incorporation and Bylaws, subject to the provisions of Nevada Law, contains provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ACTIONS ARISING UNDER THE SECURITIES ACT OR EXCHANGE ACT

Our Certificate of Incorporation provides that the Court of Chancery of the State of Nevada is the exclusive forum for certain actions, including “derivative actions.” We do not believe that this provision of our Certificate of Incorporation alters or affects the rights of investors in this Offering to assert claims arising under the Securities Act of 1933 or the Securities Exchange Act of 1934 in federal courts.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Offering and the offering statement have been audited by Victor Mokuolu, CPA PLLC to the extent and for the period set forth in their report appearing elsewhere herein and in the offering statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISQUALIFYING EVENTS DISCLOSURE

Regulation A promulgated under the Securities Act prohibits an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Non-Voting Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

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Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

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INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a Regulation A Offering Statement on Form 1-A/A with the SEC under the Securities Act of 1933 with respect to the Common Stock offered hereby. This Preliminary Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

MOUNTAIN TOP PROPERTIESGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL QUARTER ENDED SEPTEMBER 30, 2023

MOUNTAIN TOP PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)
	September 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and Cash Equivalents	$—	$—
Total Current Assets	—	—

Fixed Assets (Net)	—	951

TOTAL ASSETS	$—	$951

LIABILITIES & STOCKHOLDER'S DEFICIT
Current Liabilities:
Accounts Payable	$1,608	$6,000
Accounts Payable - Related Party	66,642	48,264
Total Current Liabilities	68,250	54,264

Total Liabilities	68,250	54,264

Stockholder's Deficit
Mountain Top Realty, Inc.
Preferred Stock, par value $0.0001,
0 shares Authorized, 0 shares Issued and
Outstanding at September 30, 2023 and December 31, 2022	—	—
Common Stock, par value $0.0001,
1,000,000 shares Authorized, 0 shares Issued
and Outstanding at September 30, 2023 and December 31, 2022	—	—
Mountain Top Properties, Inc.
Preferred Stock, par value $0.0001,
100,000,000 shares Authorized, 100,000,000 shares Issued and
Outstanding at September 30, 2023 and December 31, 2022	10,000	10,000
Common Stock, par value $0.0001,
800,000,000 shares Authorized, 250,108,353 shares Issued
and Outstanding at September 30, 2023 and December 31, 2022	25,010	25,010
Additional Paid-In Capital	70,395	70,395
Accumulated Deficit	(173,655)	(158,718)

Total Stockholder's Deficit	(68,250)	(53,313)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$—	$951

The accompanying notes are an integral part of these financial statements
5

MOUNTAIN TOP PROPERTIES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Revenues:	$—	$—	$—	$—

Expenses:
Depreciation expenses	$—	$681	$951	$2,043
General and administrative expenses	—	120	—	715
Professional fees	2,953	2,481	13,986	21,269
Travel Expenses	—	4,031	—	4,031
Total Operating Expenses	2,953	7,313	14,937	28,058

Operating Loss	(2,953)	(7,313)	(14,937)	(28,058)

Net Loss	$(2,953)	$(7,313)	(14,937)	(28,058)

Basic & Diluted Loss per Common Share	$(0.00)	$0.00	(0.00)	(0.00)

Weighted Average Common Shares Outstanding	250,108,353	250,108,353	250,108,353	250,108,353

The accompanying notes are an integral part of these financial statements

6

MOUNTAIN TOP PROPERTIES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
For the Three Months Ended September 30, 2023
(Unaudited)
	Common Stock		Preferred Stock
	Shares	Par Value	Shares	Par Value	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance at June 30, 2023	250,108,353	$25,010	100,000,000	$10,000	$70,395	$(170,702)	$(65,297)

Net Loss for the Three Months Ended September 30, 2023	—	$—	—	$—	$—	$(2,953)	$(2,953)

Balance at September 30, 2023	250,108,353	$25,010	100,000,000	$10,000	$70,395	$(173,655)	$(68,250)

The accompanying notes are an integral part of these financial statements

MOUNTAIN TOP PROPERTIES, INC.
CONSOLDIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
For the Three Months Ended September 30, 2022
(Unaudited)

	Common Stock		Preferred Stock
	Shares	Par Value	Shares	Par Value	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance at June 30, 2022	250,108,353	$25,010	100,000,000	$10,000	$70,395	$(139,630)	$(34,225)

Net Loss for the Three Months Ended September 30, 2022	—	$—	—	$—	$—	$(7,313)	$(7,313)

Balance at September 30, 2022	250,108,353	$25,010	100,000,000	$10,000	$70,395	$(146,943)	$(41,538)

The accompanying notes are an integral part of these financial statements

MOUNTAIN TOP PROPERTIES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
For the Nine Months Ended September 30, 2023
(Unaudited)

	Common Stock		Preferred Stock
	Shares	Par Value	Shares	Par Value	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance at December 31, 2022	250,108,353	$25,010	100,000,000	$10,000	$70,395	$(158,718)	$(53,313)

Net Loss for the Three Months Ended March 31, 2023	—	$—	—	$—	$—	$(6,617)	$(6,617)

Net Loss for the Three Months Ended June 30, 2023	—	$—	—	$—	$—	$(5,367)	$(5,367)

Net Loss for the Three Months Ended September 30, 2023	—	$—	—	$—	$—	$(2,953)	$(2,953)

Balance at September 30, 2023	250,108,353	$25,010	100,000,000	$10,000	$70,395	$(173,655)	$(68,250)

The accompanying notes are an integral part of these financial statements

MOUNTAIN TOP PROPERTIES, INC.
CONSOLDIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
For the Nine Months Ended September 30, 2022
(Unaudited)

	Common Stock		Preferred Stock
	Shares	Par Value	Shares	Par Value	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance at December 31, 2021	250,108,353	$25,010	100,000,000	$10,000	$70,395	$(118,885)	$(13,480)

Net Loss for the Three Months Ended March 31, 2022	—	$—	—	$—	$—	$(3,481)	$(3,481)

Net Loss for the Three Months Ended June 30, 2022	—	$—	—	$—	$—	$(17,264)	$(17,264)

Net Loss for the Three Months Ended September 30, 2022	—	$—	—	$—	$—	$(7,313)	$(7,313)

Balance at September 30, 2022	250,108,353	$25,010	100,000,000	$10,000	$70,395	$(146,943)	$(41,538)

The accompanying notes are an integral part of these financial statements

7

MOUNTAIN TOP PROPERTIES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30,
	2023	2022
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss	$(14,937)	$(28,058)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation Expense	$951	$2,043
Changes In:
Accounts Payable	$(4,392)	$(2,010)
Accounts Payable - Related Party	$18,378	$28,025
Net Cash Used in Operating Activities	$—	$—

CASH FLOWS FROM INVESTMENT ACTIVITIES	$—	$—
Net Cash Used in Investment Activities	$—	$—

CASH FLOWS FROM FINANCING ACTIVITIES	$—	$—
Net Cash Provided by Financing Activities	$—	$—

Net (Decrease) Increase in Cash
Cash at Beginning of Period	$—	$—

Cash at End of Period	$—	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—
Franchise Taxes	$—	$—

The accompanying notes are an integral part of these financial statements

8

Mountain Top Properties, Inc.

Notes to Consolidated Financial Statements

For the nine months ended September 30, 2023

NOTE 1. FORMATION AND BUSINESS OF THE COMPANY

Business description

The Consolidated Financial Statements are those of Mountain Top Properties, Inc. (the “Company”) and its subsidiary Mountain Top Realty, Inc. Mountain Top Properties was incorporated under the laws of the State of Nevada on November 6, 1990 to conduct business formerly carried on by its predecessor ACI Asset Management, Inc. until April, 2005.  The Company then changed its name from ACI Management, Inc. to Interactive Development, Inc. and operated under that name until July 2005 when it changed its name from Interactive Development, Inc. to Baby Bee Bright Corp.  The Company changed its name again in May 2006 to Baby Bee Bright Corp to Lab Holdings, Inc. and changed its name again to our current name in December 2006.

Beau Kelley is the Chief Executive officer, President and Director of Mountain Top Properties, Inc.

Anthony Lombardo is the Chief Financial officer, Secretary and Director of Mountain Top Properties Inc.

Mountain Top Realty, Inc. was incorporated under the laws of the State of Wyoming as a Subsidiary of Mountain Top Properties, Inc. on February 3, 2023 and is included in the Company’s Consolidated Financial Statements. Mountain Top Realty has had no expenses, no business operations or any revenue to date. Anthony Lombardo is the sole officer of Mountain Top Realty Inc.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation of consolidated financial statements

These interim consolidated financial statements of the Company are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) and disclosures necessary for a fair presentation of these interim consolidated financial statements have been included. The results reported in the unaudited consolidated financial statements for any interim periods are not necessarily indicative of the results that may be reported for the entire year. The accompanying unaudited consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and do not include all information and footnotes necessary for a complete presentation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”).

Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. These unaudited financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s Annual Report for the year ended December 31, 2022 filed with Securities Exchange Commission on February 28, 2023.

Uses of estimates in the preparation of consolidated financial statements

The preparation of consolidated financial statements in conformity with generally accepted accounting principles accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than estimate with reference to useful life of assets, deprecation and the assumption that the Company is a going concern.

Cash

The Company considers all short-term highly liquid investments with an original maturity date of purchase of nine months or less to be cash equivalents.

9

Mountain Top Properties, Inc.

Notes to Consolidated Financial Statements

For the nine months ended September 30, 2023

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation provided on the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Expenditures for renewals or betterments are capitalized, and repairs and maintenance are charged to expense as incurred the cost and accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss thereon is reflected in operations.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

	Estimated Useful Life
Furniture and Fixtures	3	years
Computer Equipment	3	years
Vehicles	5	-	10	years

Revenue Recognition

The Company did not have any revenues or business operations for the periods presented. The Company’s policy is that revenues will be recognized when control of the product is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those services.

Results for reporting periods beginning after January 1, 2020 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605. We did not have any cumulative impact as a result of applying Topic 606.

Net loss per common share – basic and diluted

Authoritative guidance on Earnings per Share requires dual presentation of basic and diluted earnings or loss per share (“EPS”) for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect is to reduce a loss or increase earnings per share.

Stock-based compensation

In accordance with ASC No. 718, Compensation – Stock Compensation (“ASC 718”), the Company measures the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the consolidated financial statements over the period during which employees are required to provide services.

During the nine months years ended September 30, 2023, there were no stock based awards issued or outstanding.

Fair value of financial instruments

We value our financial assets and liabilities on a recurring basis using the fair value hierarchy established in Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures.

10

Mountain Top Properties, Inc.

Notes to Consolidated Financial Statements

For the nine months ended September 30, 2023

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

ASC 820 describes three levels of inputs that may be used to measure fair value, as follows:

Level 1 input, which include quoted prices in active markets for identical assets or liabilities;

Level 2 inputs, which include observable inputs other than Level 1 inputs, such as quoted prices for similar assets or liabilities; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability; and

Level 3 inputs, which include unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the underlying asset or liability. Level 3 assets and liabilities include those whose fair value measurements are determined using pricing models, discounted cash flow methodologies or similar valuation techniques, as well as significant management judgment or estimation.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2023.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include accrued expenses and related party accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Commitments and contingencies

The Company follows ASC 440 & ASC 450, subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies and commitments respectively. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Recently Issued and Adopted Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

11

Mountain Top Properties, Inc.

Notes to Consolidated Financial Statements

For the nine months ended September 30, 2023

NOTE 3. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses since inception and has an accumulated deficit of $173,655 as of September 30, 2023 & $158,718 as of December 31, 2022. The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors among others, raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that may result from the outcome of these uncertainties. The Company will require additional financing moving forward and is pursuing various strategies to accomplish this, including seeking equity funding and/or debt funding from private placement sources. Although management believes that it will be able to obtain the necessary funding to allow the Company to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. There are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – FIXED ASSETS

Company’ fixed assets consist of office equipment and furniture purchased.

Total balances as of September 30, 2023, and December 31, 2022 net of depreciation are $0 and $951 respectively.

As of September 30, 2023, the fixed assets are fully depreciated.

The Company depreciated its property using straight-line depreciation over the estimated useful life of 3 years.

 For the nine months ended September 30, 2022, the company recorded $2,043 in depreciation.

For the nine months ended September 30, 2023, the company recorded $951 in depreciation.

NOTE 5. ACCOUNT PAYABLE - RELATED PARTY

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

During 2019-2021, the Company’s majority shareholder, Joseph Passalaqua loaned the Company $18,295 for paying off professional, legal and other administrative expenses. At a Board meeting held on January 27, 2021, the Company approved debt conversion of $18,295 into stock. It was resolved that $18,295 owed to Joseph Passalaqua was to be converted into 99,220,000 shares of Series A Convertible Preferred Stock in the name of Friction and Heat, LLC. This took place on February 11, 2021.

As of the previous year ended, December 31, 2022, the Company’s majority preferred stockholder, Joseph Passalaqua, loaned the Company $37,264 for paying professional fees and administrative expenses in 2021 and 2022. This amount is non-interest bearing, due upon demand, unsecured and included in Accounts Payable – Related Party.

In 2023, The Company’s majority preferred stockholder, Joseph Passalaqua, loaned the Company additional funds for paying professional fees and administrative expenses. In the nine months ended, September 30, 2023, $14,978 was loaned for these advances due to Joseph Passalaqua, a Related Party. This amount is non-interest bearing, due upon demand, unsecured and included in Accounts Payable – Related Party.

As of September 30, 2023 a total of $52,242 is owed for these loans to Joseph Passalaqua..

From 2020-2023, Related Parties provided internal accounting services:

12

Mountain Top Properties, Inc.

Notes to Consolidated Financial Statements

For the nine months ended September 30, 2023

NOTE 5. ACCOUNT PAYABLE - RELATED PARTY (continued)

As of September 30, 2023 , $2,000 is owed to Midland Consulting. This amount is non-interest bearing, due upon demand and unsecured.

As of September 30, 2023, $12,400 is owed to Lyboldt-Daly Inc. Joseph Passalaqua is the majority preferred stockholder of Mountain Top Properties Inc and the sole officer of Lyboldt-Daly, Inc. This amount is non-interest bearing, due upon demand and unsecured.

NOTE 6. STOCKHOLDERS’ EQUITY

On February 9, 2021 the company filed an amendment to the articles of incorporation with the State of Nevada to increase the total authorized shares to 900,000,000 at par value of $.0001 with common shares numbering 800,000,000 and blank check preferred shares numbering 100,000,000. On the same date the Company has filed a certificate of designation for the Series A Convertible Preferred Stock of the Company’s control and issued 99,220,000 shares of Series A Convertible Preferred Stock to Friction and Heat LLC, with Joseph Passalaqua as Managing Member of that Company.

Preferred stock

Mountain Top Properties Inc. is authorized to issue 100,000,000 shares of Preferred Stock, par value $.0001 per share.

As of September 30, 2023 & December 31, 2022, Mountain Top Properties Inc. had 100,000,000 shares of Series A Preferred Stock issued and outstanding

Mountain Top Realty Inc, a Subsidiary of Mountain Top Properties Inc, is not authorized to issue any shares of Preferred Stock, par value $.0001 per share.

As of September 30, 2023, Mountain Top Realty Inc. had 0 shares of Preferred Stock issued and outstanding.

Common stock

Mountain Top Properties Inc is authorized to issue 800,000,000 shares of common stock, par value of $.0001 per share.

As of September 30, 2023 & December 31, 2022, the Company had 250,108,353 shares of its common stock issued and outstanding.

Mountain Top Realty Inc, a Subsidiary of Mountain Top Properties Inc, is authorized to issue 1,000,000 shares of common stock, par value of $.0001 per share.

As of September 30, 2023, the Company had 0 shares of its common stock issued and outstanding.

NOTE 7. SUBSEQUENT EVENTS

The Company entered into a Marketing Services Agreement for Stock Compensation with Hybrid Financial on October 19, 2023, signed by Anthony Lombardo, Chief Financial Officer.

On November 1, 2023, Anthony Lombardo resigned as Chief Executive Officer and Beau Kelley was appointed as Chief Executive Officer and Director. Anthony Lombardo will remain Chief Financial Officer, Secretary and Director.

The Company evaluated all other events or transactions that occurred after September 30, 2023, through November 8, 2023. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the consolidated financial statements for the period ended September 30, 2023.

13

MOUNTAIN TOP PROPERTIESGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	Page F-1

Consolidated Balance Sheets for the Year Ended December 31, 2022 (Audited)	F-2

Consolidated Statements of Operations for the Year Ended December 31, 2022 (Audited)	F-3

Consolidated Statements of Stockholders’ Equity (Deficit) for the Year Ended December 31, 2022 (Audited)	F-4

Consolidated Statements of Cash Flows for the Year Ended December 31, 2022 (Audited)	F-5

Notes to Financial Statements for the Year Ended December 31, 2022 (Audited)

VICTOR MOKUOLU, CPA PLLC Accounting | Advisory | Assurance & Audit | Tax

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Mountain Top Properties, Inc.

7505 Floyd Ct.

Weatherford, TX 76087

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mountain Top Properties, Inc. (the Company) as of December 31, 2022 and December 31, 2021, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the two years ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of year ended December 31, 2022 and December 31, 2021, and the results of its operations and its cash flows for each of the two years ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company's ability to continue as a going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses since inception, has a shareholder deficit, and the Company and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time – these factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

www.vmcpafirm.com | Ph: 713.588.6622 | Fax: 1.833.694.1494 | ask@vmcpafirm.com

VICTOR MOKUOLU, CPA PLLC Accounting | Advisory | Assurance & Audit | Tax

Critical Audit Matters

A critical audit matter is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee or the Company’s governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating a critical audit, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate. We determined that there are no critical audit matters communicated or required to be communicated to the audit committee.

We have served as the Company’s auditor since 2022.

Houston, Texas

February 25, 2023 PCAOB ID: 6771

www.vmcpafirm.com | Ph: 713.588.6622 | Fax: 1.833.694.1494 | ask@vmcpafirm.com

F-1

MOUNTAIN TOP PROPERTIES, INC.
BALANCE SHEETS
(Audited)

	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and Cash Equivalents	$—	$—
Total Current Assets	—	—

Fixed Assets (Net)	951	3,675

TOTAL ASSETS	$951	$3,675

LIABILITIES & STOCKHOLDER'S DEFICIT
Current Liabilities:
Accounts Payable	$6,000	$2,010
Accounts Payable - Related Party	48,264	15,145
Total Current Liabilities	54,264	17,155

Total Liabilities	54,264	17,155

Stockholder's Deficit
Preferred Stock, par value $0.0001,
100,000,000 shares Authorized, 100,000,000 shares Issued and
and Outstanding at December 31, 2022 and December 31, 2021	10,000	10,000
Common Stock, par value $0.0001,
800,000,000 shares Authorized; 250,108,353 shares Issued
and Outstanding at December 31, 2022 and December 31, 2021	25,010	25,010
Additional Paid-In Capital	70,395	70,395
Accumulated Deficit	(158,718)	(118,885)

Total Stockholder's Deficit	(53,313)	(13,480)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$951	$3,675

The accompanying notes are an integral part of these audited financial statements

F-2

MOUNTAIN TOP PROPERTIES, INC.
STATEMENT OF OPERATIONS
(Audited)

	For the Year Ended
	December 31,
	2022	2021

Revenues:	$—	$—

Expenses:
General and administrative expenses	715	226
Professional fees	32,363	16,789
Depreciation expenses	2,724	2,667
Travel expenses	4,031	—
Total Operating Expenses	39,833	19,682

Operating Loss	(39,833)	(19,682)

Net Loss	$(39,833)	$(19,682)

Basic & Diluted Loss per Common Share	$(0.00)	$(0.00)

Weighted Average Common Shares
Outstanding	250,108,353	250,108,353

The accompanying notes are an integral part of these audited financial statements

F-3

MOUNTAIN TOP PROPERTIES, INC.
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
For the Years Ended December 31, 2022 and December 31, 2021 (Audited)

	Common Stock		Preferred Stock
	Shares	Par Value	Shares	Par Value	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficiency
Balance At December 31, 2020	250,108,353	$25,010	$780,000	$78	62,022	$(99,203)	$(12,093)

Issuance of Preferred Stock	—	—	99,220,000	9,922	8,373	—	18,295

Net Loss for the Year Ended December 31, 2021	—	—	—	—	—	(19,682)	(19,682)

Balance At December 31, 2021	250,108,353	25,010	100,000,000	10,000	70,395	(118,885)	(13,480)

	Common Stock		Preferred Stock
	Shares	Par Value	Shares	Par Value	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficiency
Balance At December 31, 2021	250,108,353	25,010	100,000,000	10,000	70,395	(118,885)	(13,480)

Net Loss for the Year Ended December 31, 2022	—	—	—	—	—	(39,833)	(39,833)

Balance At December 31, 2022	250,108,353	$25,010	$100,000,000	$10,000	70,395	$(158,718)	$(53,313)

The accompanying notes are an integral part of these audited financial statements

F-4

MOUNTAIN TOP PROPERTIES, INC.
STATEMENT OF CASH FLOWS
(Audited)

	For the Year Ended
	December 31,
	2022	2021
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss	$(39,833)	$(19,682)
Adjustments to reconcile net loss to net cash
in operating activities:
Depreciation Expense	$2,724	$2,667
Changes In:
Accounts Payable	$3,990	$2,010
Accounts Payable - Related Party	$33,119	$17,707
Accrued Expenses	$—	$(2,000)
Net Cash Used in Operating Activities	$—	$702

CASH FLOWS FROM INVESTMENT ACTIVITIES
Purchase of Fixed Assets	$—	$(702)
Net Cash Used in Investment Activities	$—	$(702)

CASH FLOWS FROM FINANCING ACTIVITIES
Net Cash Provided by Financing Activities	—	—

Net (Decrease) Increase in Cash
Cash at Beginning of Period	—	—

Cash at End of Period	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Issuance of Preferred Stock in Exchange for Debt Conversion -Related Party Payable	$—	$18,295

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$—	$—
Franchise Taxes	$—	$—

The accompanying notes are an integral part of these audited financial statements

F-5

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2022

(Audited)

NOTE 1 – NATURE OF OPERATIONS

Business description

The financial statements presented are those of Mountain Top Properties, Inc. (the “Company”). The Company was incorporated under the laws of the State of Nevada on November 6, 1990, to conduct business formerly carried on by its predecessor ACI Asset Management, Inc. until April 2005.  The Company then changed its name from ACI Management, Inc. to Interactive Development, Inc. and operated under that name until July 2005 when it changed its name from Interactive Development, Inc. to Baby Bee Bright Corp.  The Company changed its name again in May 2006 to from Baby Bee Bright Corp to Lab Holdings, Inc. and changed its name again to our current name in December 2006.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1 Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a December 31 fiscal year end.

2.2 Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

2.3 Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. As of the previous year ended December 31, 2021 the Company had $3,675 in fixed assets and total assets, $0 cash on hand. At December 31, 2022, the Company had $951 in fixed assets and total assets, $0 cash on hand.

2.4 Fair Value of Financial Instruments

As defined in (Financial Accounting Standards Board ASC 820), fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company will utilize the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The Company's financial instruments consist of cash and cash equivalents, accounts payable and related party loans. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Financial assets and liabilities recorded at fair value in our balance sheet, are categorized based upon a fair value hierarchy established by GAAP, which prioritizes the inputs used to measure fair value into the following levels:

F-6

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2022

(Audited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Level 1 — Quoted market prices in active markets for identical assets or liabilities at the measurement date.

Level 2 — Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable and can be corroborated by observable market data.

Level 3 — Inputs reflecting management's best estimates and assumptions of what market participants would use in pricing assets or liabilities at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company follows ASC 820’s financial instruments consist of accounts payable and amounts provided to the Company from related parties. The carrying amount of financial instruments approximates fair value because of the short-term nature of these items.

2.5 Property and equipment

 Property and equipment are stated at cost, less accumulated depreciation provided on the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Expenditures for renewals or betterments are capitalized, and repairs and maintenance are charged to expense as incurred the cost and accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss thereon is reflected in operations.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

	Estimated Useful Life
Furniture and Fixtures	3	years
Computer Equipment	3	years

F-7

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2022

(Audited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

2.6 Stock-Based Compensation

For the year ended December 31, 2022, the Company has not issued any stock-based payments to its employees Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

2.7 Income Taxes

The Company’s income tax benefit differs from the expected income tax benefit by applying the U.S. Federal statutory rate of 21% to net income (loss) as follows:

The tax effects of temporary differences that give rise to the Company’s net deferred tax liability as of December 31,

2022 and December 31, 2021 are as follows:

	Year Ended December 31
	2022	2021
Deferred Tax Assets
Net Operating Losses	$33,331	$24,966
Less: Valuation Allowance	(33,331)	(24,966)
Deferred Tax Assets - Net	$—	$—

As of December 31, 2022, the Company had approximately $158,718 of federal and state net operating loss carryovers (“NOLs”), which begin to expire in 2042. Utilization of the NOLs may be subject to limitation under the Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against the entire deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

2.8 Revenue Recognition

The Company did not have any revenues from continuing operations for the periods presented. The Company’s policy is that revenues will be recognized when control of the product is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those services.

Results for reporting periods beginning after January 1, 2020, are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605. We did not have any cumulative impact as a result of applying Topic 606.

F-8

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2022

(Audited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

2.9 Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations.

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

For the years ended December 31, 2022 and 2021 there were no potentially dilutive debt or equity instruments issued or outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses in this period.

2.10 Commitments and Contingencies

The Company follows ASC 440 & ASC 450, subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies and commitments respectively. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.

The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

2.11 Recent Accounting Pronouncements

The Company reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

F-9

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2022

(Audited)

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses since inception and has an accumulated deficit of $158,718 as of December 31, 2022. The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors among others, raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of these uncertainties. The Company will require additional financing moving forward and is pursuing various strategies to accomplish this, including seeking equity funding and/or debt funding from private placement sources. Although management believes that it will be able to obtain the necessary funding to allow the Company to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. There are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Risk & uncertainties associated with Covid-19.

In December 2019, a novel strain of coronavirus surfaced in China, which has and is continuing to spread throughout the world, including the United States and Kazakhstan. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”. The Company is not able to predict the ultimate impact that COVID -19 will have on its business; however, if the current economic conditions continue, the Company will be forced to significantly scale back its business operations and its growth plans, and could ultimately have a significant negative impact on the Company. As of the time of this report, the spread of COVID-19 has abated, but the Company is not able to predict the ultimate impact that COVID -19 will have on its business; however, if the current economic conditions continue, the Company will be forced to significantly scale back its business operations and its growth plans, and could ultimately have a significant negative impact on the Company.

NOTE 4 – FIXED ASSETS

Company’ fixed assets consist of office equipment and furniture purchased during the years 2020 and 2021 for $7,041.

The Company depreciates its property using straight-line depreciation over the estimated useful life of 3 years.

For the year ended December 31, 2021 the company recorded 2,667 in depreciation expense.

For the year ended December 31, 2022 the company recorded 2,724 in depreciation expense.

NOTE 5. ACCOUNT PAYABLE - RELATED PARTY

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

F-10

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2022

(Audited)

NOTE 5. ACCOUNT PAYABLE - RELATED PARTY (Continued)

During 2019-2021, the Company’s majority shareholder loaned the Company for paying off professional, legal and other administrative expenses. At a Board meeting held on January 27, 2021, the Company approved debt conversion of $18,295 into stock.  It was resolved that $18,295 owed to Joseph Passalaqua was to be converted into 99,220,000 shares of Series A Convertible Preferred Stock in the name of Friction and Heat, LLC. This took place on February 11, 2021.

The Company’s majority preferred stockholder, Joseph Passalaqua, loaned the Company additional funds for paying professional fees and administrative expenses in 2021 and 2022. As of the current year ended, December 31, 2022, $37,264 is owed for these advances due to a Joseph Passalaqua, a Related Party. This amount is non-interest bearing, due upon demand, unsecured and included in Accounts Payable – Related Party.

From 2020-2022, Related Parties provided internal accounting services.

As of the previous year ended, December 31, 2021 and current year ended, December 31, 2022, $2,000 was owed to Midland Consulting. This amount is non-interest bearing, due upon demand and unsecured.

As of previous year ended December 31, 2021, $5,000 was owed to Lyboldt-Daly Inc. As of the current year ended, December 31, 2022, $9,000 is owed to Lyboldt-Daly Inc. Joseph Passalaqua, is the majority preferred stockholder of Mountain Top Properties Inc and the sole officer of that Lyboldt-Daly, Inc. This amount is non-interest bearing, due upon demand and unsecured.

NOTE 6. STOCKHOLDERS’ EQUITY

On February 9, 2021 the company filed an amendment to the articles of incorporation with the State of Nevada to increase the total authorized shares to 900,000,000 at par value of $.0001 with common shares numbering 800,000,000 and blank check preferred shares numbering 100,000,000. On the same date the Company has filed a certificate of designation for the Series A Convertible Preferred Stock of the Company’s control and issued 99,220,000 shares of Series A Convertible Preferred Stock to Friction and Heat LLC.

Preferred stock

The Company is authorized to issue 100,000,000 shares of Preferred Stock, par value $.0001 per share. As of December 30, 2021 and December 31, 2022, the Company had 100,000,000 shares of Series A Preferred Stock were issued and outstanding.

Common stock

The company is authorized to issue 800,000,000 shares of common stock, par value of $.0001 per share. As of December 31, 2021 and December 31, 2022, the Company had 250,108,353 shares of its common stock issued and outstanding.

F-11

MOUNTAIN TOP PROPERTIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2022

(Audited)

NOTE 7. COMMITMENT AND CONTINGENCIES

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law in March 2020. The CARES Act lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”). Corporate taxpayers may carryback net operating losses (NOLs) originating between 2018 and 2020 for up to five years, which was not previously allowed under the 2017 Tax Act. The CARES Act also eliminates the 80% of taxable income limitations by allowing corporate entities to fully utilize NOL carryforwards to offset taxable income in 2018, 2019 or 2020. Taxpayers may generally deduct interest up to the sum of 50% of adjusted taxable income plus business interest income (30% limit under the 2017 Tax Act) for 2019 and 2020. The CARES Act allows taxpayers with alternative minimum tax credits to claim a refund in 2020 for the entire amount of the credits instead of recovering the credits through refunds over a period of years, as originally enacted by the 2017 Tax Act.

In addition, the CARES Act raises the corporate charitable deduction limit to 25% of taxable income and makes qualified improvement property generally eligible for 15-year cost-recovery and 100% bonus depreciation. The enactment of the CARES Act did not result in any material adjustments to our income tax provision.

The Company follows ASC 440 & ASC 450, subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies and commitments respectively. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

NOTE 8. SUBSEQUENT EVENTS

The Company is in the process of incorporating a subsidiary in the state of Wyoming, in the name of Mountain Top Reality, Inc.

The Company evaluated all other events or transactions that occurred after December 31, 2022 through February 28, 2023. The Company determined that it does not have any other subsequent events requiring recording or disclosure in the financial statements for the period ended December 31, 2022.

F-12

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

3.1.1*	Articles of Incorporation as A& C Medical Supply, Inc. dated November 6, 1990*

3.1.2*	Certificate of Amendment to ACI Asset Management Inc, dated June 28, 1994*

3.1.3*	Certificate of Amendment dated February 23, 2000*

3.1.4*	Certificate of Amendment dated March 16, 2005*

3.1.5*	Certificate of Amendment to Interactive Business Development Inc. dated July 12, 2005*

3.1.6*	Certificate of Amendment to Baby Bright Corporation dated April 18, 2006*

3.1.7*	Certificate of Amendment to Mountain Top Properties, Inc. dated November 16, 2006*

3.1.8*	Certificate of Amendment dated January 21, 2021*

* Filed with Form 10-12g/A on June 25, 2021

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liverpool, New York, on November 27, 2023.

IdentifySensors Biologics Corp.

By:	/s/ Dr. Gregory Hummer
Name:	Dr. Gregory Hummer
Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Beau Kelley	Chief Executive Officer	November 27, 2023
Beau Kelley

/s/ Anthony Lombardo	Chief Financial Officer	November 27, 2023
Anthoney Lombardo